Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
ICO, INC.

Date of Adoption: April 1, 1995
As Amended: December 4, 1995
As Amended: April 20, 1996
As Amended: May 12, 1999
As Amended: March 24, 2001
As Amended: October 5, 2001
As Amended: May 10, 2005

ARTICLE 1:   OFFICES

1.01  Registered Office.   The registered office of the Corporation required by the Texas Business Corporation Act (the “TBCA”) to be maintained in the State of Texas shall be as designated from time to time by the Board of Directors in the manner provided by law.

1.02  Other Offices.   The corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2:   SHAREHOLDERS

2.01  Place of Meetings.   Meetings of shareholders shall be held at the time and place, within or without the State of Texas, designated by the Board of Directors and stated in the notice of the meeting or in a waiver of notice.

2.02  Annual Meetings.   An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the last annual meeting of shareholders, except to the extent the Board of Directors determines that the best interests of the shareholders requires otherwise. At the annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before the annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.02, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.02. For business to be properly brought before an annual meeting by a shareholder, the shareholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90)

days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation. Notwithstanding the foregoing sentence, in the event that the annual meeting is held on a date prior to the anniversary date of the immediately preceding annual meeting, then a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of the annual meeting; provided, however, that if the date of the revised annual meeting has not been publicly announced at least one hundred twenty (120) days prior to the date of the annual meeting, then a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation within thirty (30) days after the public announcement of the date of the annual meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of voting stock of the Corporation which are beneficially owned by the shareholder, (d) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and (e) a description of any material interest of the shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.02. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.02, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 2.02, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.02.

2.03  Special Meetings.   Unless otherwise provided in the Articles of Incorporation, special meetings of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the Chief Executive Officer or by a majority of the Board of Directors, by a majority of the executive committee (if any), or by the holders of at least ten percent (10%) of all the shares entitled to vote at the proposed special meeting, but such special meetings may not be called by any other person or persons.

2.04  Notice of Meetings.   Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

2.05  Quorum.   The holders of a majority of the shares entitled to vote (counting for such purposes all abstentions and broker nonvotes), represented in person or by proxy, shall constitute a quorum at meetings of the shareholders, except as otherwise provided in the Articles of Incorporation. If, however, such quorum shall be not present or represented at a meeting of the shareholders, the holders of a majority of the shares entitled to vote thereat, and represented in person or by proxy, shall have power to recess the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such recessed meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally convened had a quorum been present. Shareholders present at a duly organized meeting with a quorum present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.06  Voting at Meetings.   With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote, and voted for or against, the matter at a meeting of shareholders at which a quorum is present; provided that, for purposes of this sentence, all abstentions and broker nonvotes shall not be counted as voted either for or against such matter. With respect to the election of directors, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present; provided that abstentions and broker nonvotes shall not be counted as votes cast either for or against any nominee for director.

2.07  Method of Voting.   Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Voting for Directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

2.08  Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which such notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.08, such determination shall apply to any adjournment thereof.

2.09  Action Without Meeting.   Any action required by statute to be taken at a meeting of shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the force and effect as a unanimous vote of the shareholders. The signed consent, or a signed copy, shall be placed in the minute book.

2.10  Voting List.   The officer or agent having charge of the share transfer records of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

2.11  Proxies.   A shareholder may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section. Proxies for use at any meeting of shareholders or in connection with the taking of any action by written consent shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest shall include the appointment as proxy of any of the persons set forth in the TBCA, including without limitation:

(a)	a pledgee;
(b)	a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares;
(c)	a creditor of the Corporation who extended it credit terms requiring the appointment;
(d)	an employee of the Corporation whose employment contract requires the appointment; or
(e)	a party to a voting agreement executed under Section B, Article 2.30 of the TBCA.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Corporation shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the shares that are the subject of such proxy are to be voted with respect to such issue.

2.12  Inspectors of Election.   The chairman of each meeting of shareholders shall appoint one or more persons to act as inspectors of election. The inspectors of election shall report to the meeting the number of shares of each class and series of stock, and of all classes, represented either in person or by proxy. The inspectors of election shall oversee the vote of the shareholders for the election of directors and for any other matters that are put to a vote of shareholders at the meeting; receive a ballot evidencing votes cast by the proxy committee of the Board of Directors; judge the qualifications of shareholders voting; collect, count and report the results of ballots cast by any shareholders voting in person; and perform such other duties as may be required by the chairman of the meeting or the shareholders.

2.13  Nominations for Election as a Director.   Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election by shareholders as, and to serve as, directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.13, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the shareholders of the Corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation, and (ii) with respect to an election to be held at a special meeting of shareholders of the Corporation for the election of directors not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to shareholders of the Corporation as provided in these bylaws or public disclosure (whether in a press release or a document filed with the Securities and Exchange Commission) of the date of the special meeting was made, whichever first occurs. Such shareholder’s notice to the Secretary shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected), and (y) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of voting stock of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. In the event that a person is validly designated as a nominee to the Board of Directors in accordance with the procedures set forth in this Section 2.13 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors may designate a substitute nominee. Other than directors chosen pursuant to the provisions of Section 3.03, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13. The presiding officer of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.13, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13.

ARTICLE 3:   DIRECTORS

3.01  Management.   The business and affairs of the corporation shall be managed by the Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the Articles of Incorporation or by these Bylaws) directed or required to be exercised or done by the shareholders.

3.02  Number; Qualification.   The number of Directors of the corporation shall be not less than six nor more than twelve, the exact number to be set from time to time by the Board of Directors; provided, further, however, that none of said Directors need be shareholders or residents of any particular state.

3.03  Change in Number.   The number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director.

3.04  Classification.   The Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal in number as possible. Except as otherwise provided in this Section 3.04, each Director elected at an annual meeting shall serve for a term ending on the date of the third annual meeting following the meeting at which such Director was elected; provided, however, that the Directors first elected to Class I shall serve for a term ending on the annual meeting immediately following the annual meeting at which such Directors were first elected, the Directors first elected to Class II shall serve for a term ending on the second annual meeting following the meeting at which such Directors were first elected and the Directors first elected to Class III shall serve a full term as hereinabove provided. The foregoing notwithstanding, each Director shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

3.05  Vacancies; Increases in the Number of Directors; Removal.   Any vacancy occurring in the Board of Directors may be filled in accordance with the following paragraph of this Section 3.05 or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors (i) may be filled by election at an annual or special meeting of shareholders called for that purpose or (ii) may be filled by the Board of Directors; provided that, with respect to any directorship to be filled by the Board of Directors by reason of an increase in the number of directors (a) such directorship shall be for a term of office continuing only until the next election of one or more directors by shareholders and (b) the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. If the Board of Directors is classified, any director elected at an annual or special meeting of shareholders to fill a directorship created by reason of an increase in the number of directors shall be elected for a term coterminous with the remaining term of the other members of the class to which he has been designated in accordance with the provisions of these Bylaws.

At any meeting of shareholders at which a quorum of shareholders is present called expressly for that purpose, any director may be removed, but only for cause, by vote of the holders of two-thirds of the shares then entitled to vote for the election of such director.

3.06  Election of Directors.   Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

3.07  Chairman of the Board.   The Board of Directors shall from time to time elect one of its members to serve as Chairman. The Chairman of the Board shall be elected to a term of office which is the same as his or her term of office as a director. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors; and he or she shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board of Directors.

3.08  Place of Meetings.   Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

3.09  Regular Meetings.   Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

3.10  Special Meetings. Special meetings of the Board of Directors may be called by the Chairman on three day’s notice to each Director, either personally (including by telephone) or by hand delivery or facsimile transmission. Special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of a majority of the Board of Directors. Except as otherwise expressly provided by statute, Articles of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

3.11  Quorum - Majority Vote.   At meetings of the Board of Directors a majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12  Compensation.  By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director, and such other compensation as may be established from time to time by the Board of Directors. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may be allowed like compensation for attending committee meetings.

3.13  Procedure.  The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

3.14  Action by Written Consent or Telephone Conference.  Any action permitted or required by the TBCA, the Articles of Incorporation or these bylaws to be taken at a meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board of Directors or any such committee, as the case may be. Subject to the requirements of the TBCA, the Articles of Incorporation or these bylaws for notice of meetings, unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors or any committee of directors, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.15  Approval and Ratification of Acts or Contracts by Shareholders.  The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the shareholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the shareholders as if it has been approved or ratified by every shareholder of the Corporation.

ARTICLE 4:   COMMITTEES

4.01  Designation; Powers.  The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, an audit committee, a compensation committee, and one or more special committees, each such committee to consist of one or more of the Directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to any matter restricted by the TBCA, including amending the Articles of Incorporation (except, to the extent provided in such resolution, with respect to exercising authority vested in the Board in accordance with Article 2.13 of the TBCA), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing the bylaws or adopting new bylaws for the Corporation and, unless such resolution or the Articles of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above such committee shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

4.02  Procedure; Meetings; Quorum.   Any committee designated pursuant to Section 4.01 shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

4.03  Substitution of Members.  The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

ARTICLE 5:   NOTICE

5.01  Method of Notice.   Whenever any notice is required to be given to shareholders by law, the Articles of Incorporation or under the provisions of these bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

5.02  Waiver of Notice. Whenever notice is required to be given by law, the Articles of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or the bylaws.

ARTICLE 6:   OFFICERS

6.01  Number, Titles and Term of Office.  The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary, and may also include one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Chief Accounting Officer, a Treasurer, an Assistant Treasurer, a General Counsel, an Assistant Secretary, and such other officers as the Board of Directors may from time to time elect or appoint. The officers shall have such powers and duties as are described in these bylaws or as from time to time may be assigned to them by the Board of Directors. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Articles of Incorporation provide otherwise. No officer is required to be a director.

6.02  Salaries.  The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

6.03  Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, provided the notice for such meeting shall specify that the matter of any such proposed removal will be considered at the meeting but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.04  Vacancies.  Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

6.05  Powers and Duties of the Chief Executive Officer.  Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; the Chief Executive Officer may: agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; sign all certificates for shares of capital stock of the Corporation; and have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

6.06  Powers and Duties of the President.  The President shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

6.07  Vice Presidents.   The Vice Presidents shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

6.08  Chief Financial Officer.  The Chief Financial Officer shall have the responsibility for the management and coordination of the financing, borrowing and financial planning and budgeting activities of the Corporation, and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.

6.09  Treasurer.  The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these bylaws or as from time to time assigned to him by the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

6.10  Assistant Treasurers.  Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

6.11  Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the shareholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

6.12  Assistant Secretaries.  Each Assistant Secretary shall have the usual power and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

6.13  Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the Chairman of the Board and the Chief Executive Officer of the Corporation shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

6.14  Interested Party Transactions.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors or shareholders may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee or shareholders which authorizes the contract or transaction.

ARTICLE 7:   INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND AGENTS

7.01  Right to Indemnification.  Subject to the limitations and conditions as provided in this Article 7, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “proceeding”), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article 7 shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of the heirs, executors and administrators of such person. The rights granted pursuant to this Article 7 shall be deemed contract rights, and no amendment, modification or repeal of this Article 7 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article 7 could involve indemnification for negligence or under theories of strict liability.

7.02  Advance Payment.  The right to indemnification conferred in this Article 7 shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 7.01 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article 7 and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by a court of competent jurisdiction that such indemnified person is not entitled to be indemnified under this Article 7 or otherwise.

7.03  Indemnification of Employees and Agents.  The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article 7; and, the Corporation may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person to the same extent that it may indemnify and advance expenses to directors under this Article 7.

7.04  Appearance as a Witness.  Notwithstanding any other provision of this Article 7, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

7.05  Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article 7 shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to Section 7.03 may have or hereafter acquire under any law (common or statutory), provision of the Articles of Incorporation of the Corporation or these bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

7.06  Insurance.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article 7.

7.07  Shareholder Notification.  To the extent required by law, any indemnification of or advance of expenses to a director or officer in accordance with this Article 7 shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

7.08  Savings Clause.  If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article 7 as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE 8:   CAPITAL STOCK

8.01  Certificates of Stock.  The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Articles of Incorporation, as shall be approved by the Board of Directors. The Chairman of the Board, Chief Executive Officer or a Vice President (if any) shall cause to be issued to each shareholder one or more certificates, which shall be signed by the Chairman of the Board, Chief Executive Officer or a Vice President (if any) and the Secretary or an Assistant Secretary (if any) or the Treasurer or an Assistant Treasurer (if any) certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such shareholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. If the Board of Directors shall have provided for a seal, such certificates shall bear such seal or a facsimile thereof. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

Each certificate shall conspicuously bear any legend required pursuant to Article 2.19 or Article 2.22 of the TBCA, as well as any other legend required by law.

8.02  Transfer of Shares.  The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Section 8.05, if applicable). Upon such surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Section 8.05, if applicable) and of compliance with any transfer restrictions applicable thereto contained in an agreement to which the Corporation is a party or of which the Corporation has knowledge by reason of legend with respect thereto placed on any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

8.03  Ownership of Shares.  Unless otherwise provided in the TBCA, and subject to the provisions of Chapter 8 - Investment Securities of the Texas Business & Commerce Code:

(a)
the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Article 2.26B or 2.26C of the TBCA) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with Article 2.22 or 2.30 of the TBCA, or giving proxies with respect to those shares; and

(b)
neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

8.04  Regulations Regarding Certificates.  The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issuance, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

8.05  Lost, Stolen, Destroyed or Mutilated Certificates.  The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate that is alleged to have been lost, stolen, destroyed or mutilated; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, destroyed or mutilated.

ARTICLE 9:   MISCELLANEOUS PROVISIONS

9.01  Fiscal Year.  The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

9.02  Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer, if any, or by any Assistant Secretary or Assistant Treasurer.

9.03  Resignations.  Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

9.04  Facsimile Signatures.  In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

9.05  Books and Records.  The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its Board of Directors and each committee of its Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

9.06  Amendments.  The Board of Directors may amend or repeal the Corporation’s bylaws, or adopt new bylaws, unless: (a) the Articles of Incorporation or the TBCA reserves the power exclusively to the shareholders in whole or part; or (b) the shareholders, in amending, repealing or adopting a particular bylaw, expressly provide that the Board of Directors may not amend or repeal that bylaw.

Unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Corporation’s bylaws, the Corporation’s shareholders may amend, repeal or adopt the Corporation’s bylaws even though the bylaws may also be amended, repealed or adopted by the Board of Directors.